Exhibit 10.4

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into by and between MetaSolv Software, Inc., a Delaware corporation (the “Employer”), and Michael J. Cullen (the “Executive”), effective as of October 22, 2006.

RECITALS

A. The Employer and the Executive entered into an Employment Agreement dated as of May 9, 2005, as amended on December 1, 2005 (the “Employment Agreement”); and

B. The Employer and the Executive have agreed to make certain modifications to the Agreement to comply with the provisions of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, to avoid adverse tax consequences under section 409A of the Code and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Executive agree as follows:

1. Amendment to Paragraph 5B. Paragraph 5B of the Employment Agreement is hereby amended to add the following after the penultimate sentence thereof:

Amounts payable to the Executive pursuant to this Section 5B shall be paid no later than March 15 of the calendar year following the calendar year in which the Executive became entitled to receive such amounts. For example, amounts payable to the Executive pursuant to this Section 5B with respect to services the Executive performed during the 2006 calendar year shall be paid no later than March 15, 2007.

2. Amendment to Paragraph 7C. Clause (d) of the third paragraph of Paragraph 7C of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

(d) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

3. Amendment to Paragraph 7D. The second sentence of Paragraph 7D is hereby amended to replace the phrase “For purpose of this Agreement, Good Reason means:” with the following:

For purposes of this Agreement, Good Reason means each of the following events; provided, that, the Executive terminates his employment by March 15 of the calendar year following the calendar year of the event giving rise for Good Reason:

4. Amendments to Paragraphs 8B and 8C. The last four sentences of Paragraphs 8B and 8C of the Employment Agreement are hereby amended and restated in their entirety to read as follows:

In addition, all options to purchase common stock of the Employer granted to the Executive pursuant to the Employer’s Long-Term Incentive Plan shall immediately become Vested Shares as defined in any Stock Option Agreement(s) between the Employer and the Executive. In addition, for each unexercised option held by Executive as of his date of termination, the Executive shall have until the later of (x) the last day of the calendar year that includes the option expiration date upon a termination of employment, as provided in the Stock Option Agreement between the Employer and the Executive, and (y) the date that is the fifteenth day of the third month following the option expiration date upon a termination of employment, as provided in the Stock Option Agreement, but in no event longer than the original final expiration date of the option, to exercise such option. The Employer shall also pay, up to $8,000 in the aggregate, for up to six (6) months of outplacement services for the Executive (or, if earlier, until the Executive obtains full-time employment), to be provided by an outplacement service provider selected by the Employer. Additionally, the Executive shall be entitled to any benefits mandated under COBRA or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant. If the Executive elects COBRA continuation coverage for himself and/or his dependents, the Employer shall pay, up to $37,000 in the aggregate, for such coverage for so long as the Executive is eligible for COBRA continuation coverage; provided, however, that nothing herein shall be construed to extend the period of time mandated by statute over which such COBRA continuation coverage may otherwise be provided to the Executive and/or his dependents.

5. New Paragraph 10. Paragraphs 10 through 20 are hereby renumbered as Paragraphs 11 through 21, and a new Paragraph 10 is hereby added to the Employment Agreement to read as follows:

10. Section 409A Compliance. The termination and post-termination payments and/or benefits described in this Agreement shall be paid in accordance with and subject to the limitations of Section 409A of the Code and the guidance promulgated pursuant thereto. In the event any payments made pursuant to this Agreement would be made in violation of Section 409A of the Code, the Executive shall have the absolute right to request the Company to amend the Agreement in the manner resulting in the smallest economic impact to the Company without reducing the value of any rights or benefits payable to the Executive unless the Executive consents to such reduction. Notwithstanding the foregoing, in no event shall this Paragraph 10 require the Company to pay amounts in excess of what the Executive is otherwise entitled under the terms of this Agreement.

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6. Headings. The headings in this Amendment are inserted for convenience only and are not to be considered a construction of the provision hereof.

7. Execution of Amendment. This Amendment may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

8. Recitals. The recitals to this Amendment are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

EMPLOYER:

METASOLV SOFTWARE, INC. a Delaware corporation		EXECUTIVE:

By:	/s/ T. Curtis Holmes, Jr.	/s/ Michael J. Cullen
	T. Curtis Holmes, Jr.	Michael J. Cullen
Chief Executive Officer

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT	SIGNATURE PAGE